                                                                    EXHIBIT 10.3



                           OMNIBUS OPTION AGREEMENT


                                 BY AND AMONG


                              KILROY REALTY, L.P.


                                      AND


                           THE GRANTORS NAMED HEREIN


                         Dated as of October 30, 1996

                           OMNIBUS OPTION AGREEMENT
                           ------------------------


          This Omnibus Option Agreement (this "Agreement") is executed as of the ___ day of October, 1996 by Kilroy Realty, L.P., a Delaware limited partnership (the "Operating Partnership" or "Optionee"), and the grantors whose names are set forth on the signature pages hereto (each, a "Grantor" and, collectively, the "Grantors"). Capitalized terms used but not defined herein shall have the meaning given to each such term in the Memorandum (as defined below).

          WHEREAS, the Grantor owns a direct or indirect interest in one or more of the office and industrial properties and related real and personal property, contracts and other rights (collectively, the "Properties") affiliated with the business of Kilroy Industries, a California corporation ("KI") and set forth on Exhibit A hereto;

          WHEREAS, the Grantor holds such interest (an "Interest") directly (any entity owning a Property directly is referred to herein as an "Entity"), as a beneficiary of a trust, in the form of general or limited partnership interests in one or more partnerships or in the form of membership interests in a limited liability company;

          WHEREAS, Optionee desires to acquire from each Grantor, and each Grantor desires to grant to Optionee, an option (the "Option") to require Grantor's contribution, transfer, assignment and conveyance of the Interests (the "Contribution"), including the Option Property (as defined below), to Optionee in exchange (the "Exchange") for limited partnership interests ("OP Units") in the Operating Partnership on the terms and conditions set forth herein;

          WHEREAS, the Contribution may be effected, with respect to certain partnerships and limited liability companies at the discretion of the general partner(s) or members thereof, as applicable, either by (i) the direct transfer of all or a portion of the Grantor's direct or indirect interests in an Entity to the Operating Partnership in exchange for OP Units, followed in certain cases by the Entity's distribution of its Properties to the Operating Partnership in redemption of such transferred interests, or (ii) the direct transfer of a Property by an Entity to the Operating Partnership in exchange for OP Units followed, in the case of certain partnerships, limited liability companies or trusts, by the Entity's distribution, either directly or through a constituent entity that owns an interest in an Entity, of such OP Units to the holders of direct or indirect interests in that Entity, as more fully described in the private placement memorandum dated as of October 29, 1996 delivered to Grantors and attached hereto as Exhibit D (the "Memorandum"), and the Representation Letter, Consent and Power of Attorney of even date herewith delivered by or on behalf of such Grantor to the Operating Partnership (each such letter is hereinafter referred to as such Grantor's "Consent Letter"); and

          WHEREAS, the parties acknowledge that the Operating Partnership is considering the acquisition of each Grantor's Interests in connection with the formation of a real estate investment trust, Kilroy Realty Corporation, a Maryland corporation (the

"Company"), which will be the sole general partner of the Operating Partnership and a proposed initial public offering (the "IPO") of the Company's shares of common stock (the "REIT Shares");

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionee and each of the Grantors agree as follows:


                            ARTICLE I.  THE OPTION
                                        ----------

          1.1  Grant of Option.  Each Grantor hereby grants to Optionee an
               ---------------
option (each such option is hereinafter referred to as such Grantor's "Option" and collectively, the "Options") to require the Contribution to Optionee of all right, title and interest of such Grantor in its Interests, free and clear of any security interests, claims, liens, equities, or other encumbrances of any kind or nature whatsoever and any preemptive or preferential rights, except as previously disclosed to the Operating Partnership, all on the terms and conditions hereinafter set forth.

          1.2  Term and Exercise of Option.  Optionee may exercise an Option at
               ---------------------------
any time from and after the date hereof through the date of the closing of the IPO; provided, however, that in the case of the Option with respect to Interests
     --------  -------
in the Property set forth in Exhibit C (the "Option Property"), such Option shall be exercisable in accordance with the provisions set forth in such Exhibit. The last date on which an Option may be exercised is referred to herein as an "Option Termination Date." Each Option may be exercised by the giving of notice by Optionee to the Grantor. If Optionee does not exercise an Option by the Option Termination Date, such Option shall be deemed terminated and shall be of no further force and effect and neither Grantor nor Optionee shall have any further obligations hereunder. Notwithstanding the foregoing, from the date hereof through the applicable Option Termination Date, each Grantor's Option shall be irrevocable.

          1.3  Treatment as Contribution.  The Contribution shall constitute a
               -------------------------
"Capital Contribution" pursuant to Article 4 of the Agreement of Limited Partnership of the Operating Partnership to be executed on or prior to the closing of the IPO (the "OP Partnership Agreement"), a draft of which is included in the disclosure materials accompanying the Consent Letter, and is intended to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended.

          1.4  Consideration.  The full consideration for each Grantor's
               -------------
Interests (such consideration with respect to such Grantor is hereinafter referred to as such Grantor's "Option Consideration") shall be such number of OP Units to be determined as set forth in the Memorandum or, in the case of the Option Property, as set forth in Exhibit C, as such Option Consideration may be adjusted pursuant to Section 4.2 hereof.

          1.5  Acknowledgment Regarding Memorandum and Consent Letter.  Each
               ------------------------------------------------------
Grantor acknowledges the receipt and review of the Memorandum describing the terms of the Contribution and relevant information concerning the Operating Partnership, the Company and the IPO, and each Grantor has executed the Consent Letter concurrently herewith.

          1.6  Acquisition of Interests.  Upon Optionee's exercise of an Option,
               ------------------------
such Grantor shall make the Contribution and the Operating Partnership shall acquire and accept the Interests from such Grantor, as set forth in the recitals hereto, and the Operating Partnership shall deliver to such Grantor such Grantor's Option Consideration in accordance with the terms of this Agreement. Such Contribution will be evidenced by a form of assignment or other documentation satisfactory in form and substance to the Operating Partnership.

          1.7  Assumption of Obligation.  Except as otherwise expressly provided
               ------------------------
herein, upon the Closing (as hereinafter defined) the Operating Partnership shall assume the obligations of the Entities under all leases, contracts and other agreements or other obligations of Grantors relating to the Properties, in each case, which have been entered into in the ordinary course of business or have been previously disclosed to the Operating Partnership and which are not otherwise in violation of this Agreement except claims of any Grantor or other liabilities arising out of the consummation of the transactions contemplated by the Memorandum.

          1.8  Kilroy LAX.  Any payments with respect to (i) obligations in an
               ----------
amount up to $3,650,000 plus any interest or penalties in connection with the elimination of the joint venture obligation relating to Tower VI at Kilroy LAX and the extension of the Hughes Electronic Corporation's Space & Communications Company lease at Kilroy LAX and (ii) the freeway on-ramp under construction (including, without limitation, reparations and improvements as a result thereof or in connection therewith) at Kilroy LAX, shall, in each case, be the responsibility of the Grantor who is the owner of such Property and such Grantor agrees that any such payment is such Grantor's responsibility.

          1.9  Contract Rights.  Upon Optionee's exercise of any Option, the
               ---------------
Grantor of such Option agrees to transfer, or to cause any of its affiliates to transfer, as contemplated in Section 5.3.A hereto, all of such Grantor's right, title and interest in the contracts set forth in Exhibit B hereto to the Operating Partnership or an affiliate thereof, free and clear of any security interests, claims, liens, equities or other encumbrances of any kind or nature whatsoever other than those which are disclosed to, and approved by, Optionee.

          ARTICLE II.  CONDITIONS TO OBLIGATIONS TO CLOSE
                       ----------------------------------

          2.1  Conditions to Grantor's Obligation to Close.  The obligation of
               -------------------------------------------
each Grantor to close hereunder upon the exercise of any Option shall be subject to (i) the consummation of the IPO, (ii) the issuance to those Grantors whose Option Consideration is determined by the amount that the value of such Grantor's Interest in the Properties bears to the aggregate value of all such Grantors' Interests in the Properties (the "Percentage Valuation Grantors") and whose Options are exercised at the closing of the IPO of OP Units which in the aggregate have an initial value of at least $5.0 million (each OP Unit to be deemed to have an initial value equal to the public offering price of one REIT Share in the IPO), and (iii) the approval for listing, subject to notice of issuance, of the REIT Shares on a national securities exchange or the approval for designation, subject to notice of issuance, of the REIT Shares as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.

          2.2  Conditions to Operating Partnership's Obligations to Close.  The
               ----------------------------------------------------------
obligation of the Operating Partnership to close hereunder upon the exercise of any Option shall be subject to the satisfaction of the following conditions unless waived by the Operating Partnership in its sole and absolute discretion:

          A.   Closing of IPO.  The Company shall have consummated the IPO and
               --------------
               received proceeds therefrom in such amount as to adequately provide for the issuance to the Percentage Valuation Grantors whose Options are exercised at or prior to the closing of the IPO of OP Units which in the aggregate have an initial value of at least $5.0 million (each OP Unit to be deemed to have an initial value equal to the public offering price in the IPO of one REIT Share).

          B.   Representations and Warranties True at Closing.  The
               ----------------------------------------------
               representations and warranties made by the Grantor in the Consent Letter shall be true in all material respects as of the Closing (as defined herein) with the same effect as though such representations and warranties had been made or given at the Closing.

          C.   Compliance with Agreements.  The Grantor shall have timely and
               --------------------------
               duly performed and complied in all respects with such Grantor's respective obligations under this Agreement and the Consent Letter prior to or at the Closing and shall have executed and delivered the OP Partnership Agreement.

          D.   Supplemental Representations, Warranty and Indemnity Agreement.
               --------------------------------------------------------------
               The Grantors named as parties to that certain Supplemental Representations, Warranties and Indemnity Agreement (the "Supplemental Agreement"), shall have entered into the Supplemental Agreement and such Supplemental Agreement shall be in form and substance satisfactory to the Operating Partnership in its sole discretion and the representations and warranties of the Grantors contained therein shall be true in all material respects as of the Closing. The parties thereto shall have pledged their OP Units in accordance therewith to secure their indemnity obligations under the Supplemental Agreement, and such pledge shall be in form and substance satisfactory to the Operating Partnership.

          E.   No Material Adverse Change.  There shall not have occurred
               --------------------------
               between the date hereof and the Closing any casualty, loss, condemnation or other adverse event with respect to any Property, or any development involving a prospective adverse event with respect to any Property, including, without limitation, any change in the level of occupancy of any Property (as applicable) or any change in the rental rates with respect to any Property, that would be material to the business proposed to be conducted by the Operating Partnership.

          F.   No Prohibition on Consummation of Transactions.  No order,
               ----------------------------------------------
               statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

          G.   Delivery of Documents.  The Grantor shall have executed and
               ---------------------
               delivered to the Operating Partnership all documents the Operating Partnership shall deem necessary for the transfer of the Interests and the consummation of the transactions contemplated herein, including, without limitation, the documents set forth in Section 5.3 hereof.

          H.   Consents.  The Grantor shall have obtained all consents or
               --------
               approvals of governmental authorities or third parties to the consummation of the transactions contemplated herein that the Operating Partnership shall deem necessary for the transfer of the Interests.

          I.   No Breach.  Each Grantor shall not have breached any of its
               ---------
               covenants contained herein.

          J.   Hart-Scott Rodino Act.  If Optionee shall determine that any of
               ---------------------
               the transactions contemplated hereby is subject to the reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, then all filings shall have been made and all other actions shall have been taken as necessary to comply with such act and the rules and regulations thereunder. Each Grantor covenants to take all such actions and make all such filings requested by Optionee as necessary to comply with such act and the rules and regulations thereunder.

          K.   No Condemnation.  There shall be no pending or threatened
               ---------------
               condemnation or taking of any part of any Property or any means of ingress or egress thereto (other than any such taking which, in the Optionee's reasonable judgment, does not materially adversely affect such Property).

                            ARTICLE III.  COVENANTS
                                          ---------

          3.1  Covenants of Grantor.  Each Grantor covenants and agrees that
               --------------------
from the date hereof through the Closing:

          A. Such Grantor will not, and will not enter into any agreement to, transfer, sell or otherwise dispose of any of such Grantor's Interests to any other person or entity, subject to the rights of certain of the Grantors to sell the Option Property following consummation of the IPO as provided on Exhibit C.

          B. Such Grantor will, or (if not an Entity) will cause any Entity in which it has a direct or indirect interest, to conduct its business in the ordinary course, and operate and maintain the Properties, in each case, consistent with past practice.

          C. Such Grantor will allow, and will cause an Entity over which it has control to allow, the Operating Partnership and its agents and representatives to inspect the Properties and the records, books and accounts of the Entities at all reasonable times.

          D. Such Grantor will promptly notify the Operating Partnership if any of its representations or warranties in the Consent Letter is untrue or if it becomes aware of any transaction or occurrence which would make any of such representations or warranties untrue.

          E. Such Grantor will or (if not an Entity) will cause any Entity over which it has control, to maintain in effect insurance of such types, in such amounts and on such terms as are currently in effect with respect to the Properties and keep in force and renew such permits and licenses as are necessary to own and operate the Properties.

          F. Such Grantor shall not modify or amend any partnership agreement, limited liability company operating agreement or trust agreement of any partnership, limited liability company or trust in which it has an Interest without the prior consent of the Operating Partnership other than as necessary to permit or facilitate the Contribution and the transactions related thereto contemplated thereby.

          G. Such Grantor shall not, without the Operating Partnership's prior consent and other than in connection with the arrangement of any interim financing with respect to the Properties, permit any Entity to:

               1.   enter into any material transaction or contract;

               2. amend, modify or terminate any material agreement to which the Entity is a party; or

               3. materially alter the manner of keeping the Entity's books, accounts or records or the accounting practices therein reflected.

          H. Such Grantor will, or (if not an Entity) will cause any Entity over which it has control to, maintain the Properties in at least as good condition and repair as prevails on the date hereof except for reasonable wear and tear.

          I. The Grantor agrees to transfer any and all insurance and condemnation proceeds payable to a Grantor with respect to a Property, provided, however, that the obligation to restore such
                         --------  -------
               Property related thereto shall be the obligation of the Operating Partnership.

          J. Such Grantor shall use its good faith best efforts to obtain any approvals, waivers or other consents of governmental authorities or other third parties required to effect the transactions contemplated by this Agreement.

                       ARTICLE IV.  CLOSING ADJUSTMENTS
                                    -------------------

          4.1  Prorations.  On the Closing Date (as defined below), or as
               ----------
promptly as practicable following the Closing Date, to the extent such matters are not the right or responsibility of any tenant of a Property, all revenues and all charges that are customarily prorated in transactions of this nature, including, without limitation, accrued rent, overpaid taxes or fees, real and personal property taxes, and other similar periodic charges payable or receivable with respect to each applicable Property shall be ratably prorated between the Operating Partnership and the applicable Grantor(s) effective as of the Closing Date.

          4.2  Allocation of Adjustments.  All adjustments contemplated by this
               -------------------------
Article 4 shall be made by adjusting the Option Consideration to each Percentage Valuation Grantor by debiting or crediting (as the case may be) such Grantor's Option Consideration.

                              ARTICLE V.  CLOSING
                                          -------

          5.1  Closing.  In connection with or at any time after the exercise by
               -------
Optionee of an Option, the Operating Partnership will specify a closing date (the "Closing Date") for the closing of a Contribution or Contributions (a "Closing"), which shall occur on the date of, the closing of the IPO, provided,
                                                                      --------
however, that in the event the Option with respect to the Option Property is not
-------
exercised by the Operating Partnership prior to the closing of the IPO, the Closing of such Contribution shall occur on such date, consistent with the provisions of Exhibit C, as the Operating Partnership shall determine in its discretion but in no event later than 60 days after the exercise of the Option for such Option Property (such exercise to be deemed to occur on the date the Operating Partnership gives the OP Notice (as defined in Exhibit C)). The consummation of the Contributions made on the closing of the IPO shall be deemed to occur concurrently with the consummation of the IPO. Any Closing of the Option with respect to the Option Property exercised after the consummation of the IPO shall be held at such place and time as determined by the Operating Partnership in its sole discretion and, with respect to all other Properties, shall be held at such place and time as the closing of the IPO is held.

          5.2  Failure of Closing to Occur.  If, other than with respect to the
               ---------------------------
Option Property, the Closing does not occur on or before December 31, 1998, this Agreement will terminate, and any and all rights or obligations hereunder shall cease and no longer be binding on the parties hereto and no party shall thereafter have any liability or obligation hereunder to any other party.

          5.3  Closing Deliveries.
               ------------------

               A. At the Closing, each Grantor shall, directly or through its attorney-in-fact, execute, acknowledge and deliver to the Operating Partnership the legal documents and other items necessary to carry out the intention of this Agreement, including, but not limited to, deeds and bills of sale and assignments of such Grantor's Interests, including bills of sale and assignments (as applicable) for such Grantor's interest in leases (including, without limitation, ground leases and space leases), contracts, licenses, permits, personalty agreements and proprietary rights related to the ownership, development, use and operation of the Properties, as well as assignments of the interests in the agreements listed on Exhibit B, in a form reasonably satisfactory to the Operating Partnership.

               B. In addition to the documents mentioned above and herein, each Grantor shall deliver or cause to be delivered any other documents reasonably requested by Operating Partnership or reasonably necessary to assign, transfer and convey such Grantor's Interests and effectuate the transactions contemplated hereby.

               C. At the Closing, each Grantor shall execute, acknowledge and deliver and shall cause each entity in which the Grantor has a direct or indirect interest to execute, acknowledge and deliver an affidavit from each of such Grantor or entity as appropriate, stating under penalty of perjury the United States Taxpayer Identification Number of the Grantor or entity, as appropriate, and that Grantor or entity, as appropriate, is not a foreign person pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, and a comparable affidavit satisfying state and any other withholding requirements.

          5.4  Breach of Agreement.
               -------------------

               (a) Optionee may, in its sole discretion, elect not to complete the acquisition of all or any portion of the Interests of any Grantor in the event that the Grantor breaches any provision of this Agreement (any such Grantor, a "Non-Complying Grantor"). The election of Optionee to not acquire all or any portion of the Interests of a particular Non-Complying Grantor shall not affect the obligations of any other Grantor hereunder, including any other Non-Complying Grantor.

               (b) If any Grantor defaults with respect to its obligations under this Agreement, Optionee shall be entitled to exercise against each such Grantor any and all remedies provided at law or in equity, including but not limited to, the right to specific performance. No default by any Grantor hereunder shall in any way limit or affect the obligations of any other Grantor hereunder.

          5.5  Cessation of Public Offering.  If at any time Optionee or its
               ----------------------------
underwriter or underwriters determines in good faith to abandon the IPO, Optionee will so advise each Grantor in writing and thereupon all parties hereto will be relieved of all obligations under this Agreement.

          5.6  Further Assurances.  Each Grantor will, from time to time,
               ------------------
execute and deliver to Optionee all such other and further instruments and documents and take or cause to be taken all such other and further action as Optionee may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by Optionee to effect and evidence the conveyance of such Grantor's Interests and the interests described in Section 1.9 hereof in accordance with the terms of this Agreement.

                          ARTICLE VI.  MISCELLANEOUS
                                       -------------

          6.1  Entire Agreement.  This Agreement and the Consent Letter,
               ----------------
including any exhibits and schedules hereto and thereto and other documents or agreements, entered into pursuant hereto and thereto and all instruments and certificates delivered pursuant to the terms hereof or thereof, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements, promises, covenants, arrangements, representations or warranties, whether oral or written, by any party hereto or any officer, director, employee or representative of any party hereto.

          6.2  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which will be deemed an original and all of which taken together shall constitute one and the same instrument.

          6.3  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of California without giving effect to the conflict of law provisions thereof.

          6.4  Amendment.  This Agreement may be amended or modified only in a
               ---------
writing signed by the parties to be bound by such amendment and any waiver of a provision must be in writing signed by the parties to be bound and such waiver shall not constitute a waiver of any other provisions of this Agreement; provided, however, that no such amendment shall alter the irrevocability of a
--------  -------
Grantor's Option as set forth in Section 1.2 or vary the obligation of each Grantor to close hereunder as set forth in Section 2.1 hereof.

          6.5  Successors.  This Agreement shall be binding upon, and shall be
               ----------
enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, that this agreement may not
                                         --------
be assigned without the Operating Partnership's prior written consent.

          6.6  Titles.  The titles and captions of the Articles, Sections and
               ------
paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

          6.7  Severability.  If any provision of this Agreement, or the
               ------------
application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

          6.8  Third Parties.  Except as specifically set forth or referred to
               -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

          6.9  Notices.  All notices, demands, requests, consents, approvals or
               -------
other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice in accordance with this Section 6.9. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

          To the Operating Partnership:

          Kilroy Realty, L.P.
          c/o Kilroy Industries
          2250 East Imperial Highway
          El Segundo, California  90245

          To Grantor:

          c/o Kilroy Industries, John B. Kilroy, Sr.
          2250 East Imperial Highway
          El Segundo, California  90245

          6.10 Exhibits.  Each of the exhibits referred to herein and attached
               --------
hereto is an integral part of this Agreement and is incorporated herein by reference.

          6.11 Time of the Essence.  Time is of the essence with respect to all
               -------------------
obligations of each Grantor under this Agreement.

          6.12  Attorneys Fees.  In the event of a dispute arising out of the
                --------------
interpretation or enforcement of this Agreement, or a declaration of rights hereunder, or enforcement of any judgment of any judicial or non-judicial body with respect to the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees.

          6.13  Trusts.  In the event any Grantor which is a trust has
                ------
terminated or the Properties held by such trust are deemed distributed, this Agreement shall be deemed modified to reflect the direct ownership by the beneficiaries of such trust of the Properties held by such trust as set forth on Exhibit A hereto.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the Agreement to be duly executed on its behalf, as of the date first written above.

OPTIONEE:                              KILROY REALTY, L.P.



                                       By:  Kilroy Realty Corporation
                                       Its: General Partner



                                       By: /s/ John B. Kilroy, Jr.
                                           -------------------------------
                                           Name:  John B. Kilroy, Jr.
                                           Title: President

                            GRANTOR SIGNATURE PAGE


          The undersigned, desiring to become one of the within named Grantors to this Omnibus Option Agreement by and among Optionee and the Grantors named therein, dated as of October __, 1996, hereby becomes a party to such Agreement. The undersigned agrees that this signature page may be attached to any counterpart of this Agreement.


                                       ___________________________________
                                       Name:

                                   EXHIBIT A

              Property/Agreement                 Party
              ------------------                 -----
(Other than as indicated below, each entry
below includes real estate (but only a
ground leasehold estate with respect to
land held subject to a ground lease),
substantially all personal property owned
by a Grantor related thereto, and leases)

Kilroy Airport Center at El Segundo              Kilroy Airport Associates
2240, 2250, 2260 E. Imperial Hwy.
El Segundo, California

Kilroy Airport Center Long Beach                 Kilroy Long Beach
3750, 3760, 3780 Kilroy Airport Way              Associates*
Long Beach, California                           Kilroy Long Beach Partner
(and ground lease)                               II**


Phases III and IV                               Kilroy Long Beach
Kilroy Airport Center Long Beach                Associates
Long Beach, California
(all ground leases and development
 agreement)

185 S. Douglas Street                            Kilroy-Freehold Industrial
El Segundo, California                           Development Organization
(Bldgs 213/215)

2031 E. Mariposa Avenue                          Kilroy Industries
El Segundo, California
(Bldg 51)

3320/3332 E. La Palma Avenue                     John B. Kilroy, Sr.*
Anaheim, California                              Kilroy Building 73
(Bldg 73)                                        Partnership**

2260 E. El Segundo Blvd.                         Kilroy-Freehold Industrial
El Segundo, California                           Development Organization
(Bldg 214)

2265 E. El Segundo Blvd.                         Kilroy-Freehold Industrial
El Segundo, California                           Development Organization
(Bldg 218)

1000 E. Ball Road                                Kilroy 1979 Trust(1)/Kilroy
Anaheim, California                              Industries
(Bldg 235)

              Property/Agreement                 Party
              ------------------                 -----
(Other than as indicated below, each entry
below includes real estate (but only a
ground leasehold estate with respect to
land held subject to a ground lease),
substantially all personal property owned
by a Grantor related thereto, and leases)

1230/1240 South Lewis Street                     Kilroy 1979 Trust(1)/Kilroy
Anaheim, California                              Industries
(Bldg 236)

12681/12691 Pala Drive                           Kilroy Industries*
Garden Grove, California                         Kilroy Garden Grove
(Bldg 241)                                       Associates**

2270 E. El Segundo Blvd.                         Kilroy-Freehold Industrial
El Segundo, California                           Development Organization
(Bldg 212)

5115 North 27th Avenue                           Kilroy A-102 Trust(2)
Phoenix, Arizona

SeaTac Office Center                             Sea/Tac Properties, Ltd.
17900, 17930, 18000 Pacific Highway              Kilroy Industries***
Seattle, Washington
(and all ground and air leases)

Administrative Assets                            Kilroy Industries/Kilroy
                                                 Technologies Company,
                                                 LLC

Thousand Oaks Exclusive Negotiation              Kilroy Industries
Agreement

---------------------------

*    holds legal title to property as agent on behalf of beneficial owner
**   beneficial owner of 100% interest in property
***  Party to ground and air leases only
(1) Beneficiaries are John B. Kilroy, Sr., John B. Kilroy, Jr., Patrice Bouzaid, Susan Hahn, Anne McCahon and Dana Pantuso
(2) Beneficiaries are John B. Kilroy, Jr., Patrice Bouzaid, Susan Hahn, Anne McCahon and Dana Pantuso.

                                   EXHIBIT B

                            ASSIGNMENT OF CONTRACTS

Agreement                                        Party
---------                                        -----
Development Management Agreement                 Kilroy Technologies
 (Riverside)                                     Company, LLC

Agreement to Provide Real Estate Services        Kilroy Technologies
 (Northrop Grumman - Pico Rivera)                Company, LLC

Exclusive Broker Employment Agreement            The Kilroy
 (Northrop Grumman)                              Companies,
                                                 LLC

Lease between Kilroy Industries, as              Kilroy Industries
 landlord, and United Artists Theatre
 Circuit, Inc., as tenant

Option to Enter Into Ground Lease                Kilroy Long Beach
 between City of Long Beach and Kilroy           Associates
 Long Beach Associates, as amended

Any contract rights held by any Grantor
 with respect to properties to be acquired by the Operating Partnership or any affiliate thereof

                                   EXHIBIT C

I.   TERMS OF OPTION FOR SEATAC OFFICE CENTER

          1.   Option Property:  SeaTac Office Center at Seattle-Tacoma
               ---------------
               International Airport, 17900, 17930 and 18000 Pacific Highway, Seattle, Washington (the "SeaTac Property").

          2.   Term of Option:  The option (the "SeaTac Option") is exercisable
               --------------
               by the Operating Partnership beginning on the date of this Agreement and continues until the first anniversary of the consummation of the IPO; provided, that, in the event that
                                        --------------
               SEA/TAC Properties, Ltd. (the "Owner") is unable to deliver to the Operating Partnership (i) estoppel certificates reasonably satisfactory to the Operating Partnership regarding the continued validity of, and absence of breaches under, the ground leases applicable to the SeaTac Property and (ii) assurance reasonably satisfactory to the Operating Partnership with respect to the indebtedness on the Option Property that such indebtedness can be subject to at least one of the following: (A) assumption with all prior defaults or breaches deemed cured or waived or (B) repayment with the lenders' rights being deemed discharged in all material respects (collectively, the "Estoppel Certificates") prior to the 270th day following consummation of the IPO, then the SeaTac Option shall be exercisable until the date that is 90 days following the delivery of the Estoppel Certificates. The Owner shall use its reasonable efforts to obtain the Estoppel Certificates as soon as reasonably practicable following the date of this Agreement.

          3.   Purchase Price:
               --------------

               a. If the Operating Partnership exercises the SeaTac Option prior to or concurrently with the closing of the IPO, the Grantor(s) of the SeaTac Option shall be entitled to receive such number of OP Units in exchange for its Interests as described in the Memorandum.

               b. In the event that the Operating Partnership exercises the SeaTac Option following the consummation of the IPO, the purchase price for such Option Property, payable in OP Units, will be equal to the greater of (i) the Net Operating Income (as defined below) for each of such office properties, capitalized at a 9.5% rate, plus capitalized expenditures and expenses, excluding carrying costs, incurred from the date the underwriting agreement is executed in connection with the IPO (the "Offering Date") through the date of exercise of the SeaTac Option (the "Exercise Date"), less the amount of outstanding debt on such

                    Property as of the Exercise Date or (ii) $20 million, plus capitalized expenditures and expenses, excluding carrying costs, incurred from the Offering Date through the Exercise Date, net to holder less the amount of outstanding debt on such Property as of the Exercise Date (but in no event less than zero). Upon exercise of the Option, the Operating Partnership will be responsible for all indebtedness related to the Option Property. For purposes of this paragraph, "Net Operating Income" is defined as net operating income for the 12-month period ending the Offering Date, adjusted for (A) the incremental increase in net operating income attributable to contractual rental increases for the 12-month period immediately following the Offering Date, (B) the incremental increase in net operating income attributable to rental revenue from leases commencing during the 12-month period ending the Offering Date for the 12-month period immediately following the Offering Date, (C) the elimination of rental revenue reflected in rental revenue for the 12-month period ending the Offering Date from (1) leases which expired during such 12-month period, and (2) leases which expire during the 12-month period immediately following the Offering Date for that portion of such 12-month period that such leases are no longer in effect and (D) the effect of adjusting straight-line rental income and expenses included in net operating income from an accrual basis under GAAP to a cash basis. The number of OP Units to be issued in respect of the foregoing will be in an amount determined by reference to the average trading value of the REIT Shares for the ten trading days immediately preceding the Exercise Date. In exercising the Option following the consummation of the IPO, the Operating Partnership will use reasonable efforts to cooperate with the Grantors to minimize any taxes payable in connection with such exercise or the assumption or repayment of debt relating to the SeaTac Property.

          4.   Third Party Offers.  In the event the Grantor(s) desire to offer
               ------------------
               the SeaTac Property to a third party, the Grantor(s) shall give written notice (the "Notice") thereof to the Operating Partnership (the date notice is given is referred to as the "Notice Date"), which notice shall include the proposed purchase price, leasing terms and other economic terms, as applicable (the "Proposed Purchase Price"), of the proposed transfer of the SeaTac Property, and the Operating Partnership shall then have 60 days to give notice (the "OP Notice") of its election to acquire such property at the lower of the Option Price or the Proposed Purchase Price. In the event the Operating Partnership does not give the OP Notice, the SeaTac Option shall be suspended and the Grantor(s) may proceed with the sale pursuant to the terms of such offer, provided that the economic terms may be up to 5% below those described in the Notice; provided, however, that if such sale is at a price in excess of the Option Price and at the time the Notice is given the Estoppel Certificates have not been delivered, the Operating Partnership shall have the right to acquire at the Option Price the Owner's rights and related monetary obligations under such sales agreement. In the event the Grantor(s) of the SeaTac Property (i) have not entered into a letter of intent for the sale of the SeaTac Property within 180 days following the Notice Date, or (ii) have not completed the sale of the SeaTac Property within 270 days following the Notice Date, then the Operating Partnership's SeaTac Option will be reinstated. The SeaTac Option shall be subject to any arrangements entered into by the Grantor(s) in connection with any financing, recapitalization or leasing of the SeaTac Property including, without limitation, any rights of the current lender(s) with respect to the SeaTac Property with respect to a transfer pursuant to the SeaTac Option.

                                   EXHIBIT D

                        [Private Placement Memorandum]

                                      C-4